UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2024

DRILLING TOOLS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41103	87-2488708
(State or other jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3701 Briarpark Drive

Suite 150

Houston, Texas 77042

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (832) 742-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement & Refinancing

On March 15, 2024, Drilling Tools International Corporation (the “Company”) refinanced its revolving credit facility (the “Refinancing”) by entering into a Second Amended and Restated Revolving Credit, Term Loan and Security and Guaranty Agreement (the “Credit Facility”) with certain of the Company’s subsidiaries and PNC Bank, National Association as lender and as agent (“PNC”). Pursuant to the terms of the Credit Facility, the Company will be provided a revolving line of credit in a principal amount up to $80,000,000 and a single draw term loan in a principal amount of $25,000,000. The Credit Facility matures in March 2029. The credit facility amends and restates the Company’s existing credit facility under that certain Amended and Restated Revolving Credit, Term Loan, and Security Agreement, dated as of June 20, 2023, by and among the Company, certain of its subsidiaries, and PNC.

The Credit Facility contains various covenants, including a requirement that the Company maintain a debt-to-EBITDA ratio of not greater than 3.0 to 1.0 and a springing fixed charge coverage ratio of greater than or equal to 1.00 to 1.00. The Credit Facility contains various customary covenants that, subject to agreed upon exceptions, limit the Company’s ability and the ability of certain of the Company’s subsidiaries to acquire new entities, dispose of properties or assets, grant liens, guarantee debt, acquire equity interests, make loans, declare dividends on equity interests of the credit parties, incur debt, substantially change the nature of the business or enter into transactions with affiliates. Upon the occurrence and during the continuance of an event of default, all obligations may be declared immediately become due and payable, PNC can deem the Credit Facility terminated and PNC will have the right to exercise any and all rights under the Uniform Commercial Code and Personal Property Security Act of Canada.

This summary is qualified in its entirety by reference to the Credit Facility, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference to this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On March 18, 2024, the Company issued a press release announcing the Refinancing and Credit Facility (the “Press Release”). The Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1*	Credit Facility, dated March 15, 2024.

99.1	Press Release, dated March 18, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRILLING TOOLS INTERNATIONAL CORPORATION

	By:	/s/ R. Wayne Prejean
R. Wayne Prejean
Chief Executive Officer

Date: March 18, 2024